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                       REAL ESTATE PURCHASE AND SALE AGREEMENT


    This agreement (the "Agreement") dated August 4, 1997 by and between
JOHNSON PROPERTIES, INC., a Washington corporation ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation or assigns ("Buyer") for purchase and sale of that certain real property consisting of approximately 15.4 acres of unimproved real property located in the southeast quadrant of the Smokey Point Interchange (Interchange No. 206) on I-5 at 172nd Street N.E., in Snohomish County, Washington, the legal description of which is described on Exhibit "A" and any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is identified as Tax Parcel #4828-000-009-0003 and Tax Parcel #4828-000-010-0000 shown on the reduced partial copy of an assessor's map which is attached hereto as Exhibit "B.

    Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

    1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be five dollars and seventy-five cents ($5.75) per square foot. It is estimated that the Property contains 670,824 square feet and that the purchase price will be Three Million Eight Hundred Fifty-seven Thousand Two Hundred Thirty-eight Dollars ($3,857,238). The area of the Property and the total purchase price shall be determined by a current ALTA/ACSM survey to be provided by Buyer. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

    2. EARNEST MONEY DEPOSIT. Within ten (10) business days after the Effective Date, Buyer will deposit earnest money of fifty thousand dollars ($50,000) (the "Deposit") with First American Title Insurance Company in Everett, Washington (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. if this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

    3.   TITLE INSURANCE AND SURVEY.

         3.1 PRELIMINARY TITLE INSURANCE COMMITMENT. Within fifteen (15) days after the Effective Date, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984, or if unavailable, Form B-1987) issued by First American Title Insurance Company, with copies of all documents listed as exceptions set forth therein.

         3.2 ALTA/ACSM SURVEY. As soon as possible after the Effective Date, Buyer shall obtain a current ALTA/ACSM survey with land area certification of the Property. The survey costs shall be borne by Buyer regardless of whether this transaction closes.



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         3.3  TITLE AND SURVEY APPROVAL PERIODS.  Buyer shall have fifteen (15)
days from the later receipt of either the preliminary title insurance commitment or the ALTA/ACSM survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of any exceptions shown in the preliminary title insurance commitment or any items shown on the survey. If, within twenty (20) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved title report exceptions will be removed or such disapproved survey items will be resolved and/or corrected on or before closing, Buyer may, at its option, at any time prior to such removal, resolution and/or correction or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect.

    4. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before the dates described below,

         4.1 FEASIBILITY. Buyer's sole determination that its proposed site plan, building plan, parking plan and access plan for the Property are acceptable; that utilities are available of adequate capacity to serve the Property; and that the Property is otherwise feasible for its intended use.

         4.2 STUDIES. Buyer's approval of all soils, engineering, seismic, environmental, topography, hazardous waste, geotechnical, wetlands, drainage and other studies that may be deemed necessary by Buyer or required by and governmental agency in connection with the Property and Buyer's planned development and use of the Property. All such studies, reports or other data shall be acquired at Buyer's expense.

         4.3 APPROVAL AND PERMITS. Issuance of any and all required or applicable governmental approvals including but not limited to the following: a PUD (if required), replat of the Property, lot line adjustments, subdivision approvals, rezoning approvals, Washington Department of Transportation highway access and traffic signal approvals, building permits, use permits, sign permits, design review approvals, site plan approvals, parking variances, street vacancies and approval of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop, construct its site improvements, store building, drive through building materials yard, garden yard and greenhouse and any other improvements that Buyer deems necessary in its sole determination to conduct and operate its selected business operations on the Property. The timing, conditions and cost of any or all of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer in its sole discretion. All approvals and permits shall be at Buyer's expense.

         4.4 TIME PERIODS. Buyer shall have forty-five (45) days from the Effective Date (the "Feasibility Period") to satisfy or waive the contingencies set forth in Sections 4.1 and 4.2 (the "Feasibility Period"). Buyer shall have one hundred eighty (180) days (the "Contingency Period") from the Effective Date to satisfy or waive the contingencies set forth in Section 4.3. If Buyer does not satisfy or waive the contingencies in writing by the applicable dates, or if Buyer notifies Seller in writing at any time prior to the end of the Contingency Period that it has decided not to pursue the project any further and that this Agreement is terminated, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate without further action and be of no further force or effect.



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         4.5  EXTENSION PERIODS.  If Buyer has satisfied or waived the contingencies set forth in Sections 4.1 and 4.2 and is diligently pursuing the applicable required approvals and permits set forth in Section 4.3, Buyer shall be allowed two (2) separate thirty (30) day extensions of the Contingency Period. Notice of the exercising of each of the extension periods shall be given at least ten (10) days prior to the end of the Contingency Period or extension period. Buyer shall pay a non-refundable (but applicable to the purchase price if the sale closes) extension fee (the "Extension Fee") of $38,572.00 for each thirty (30) day extension period. Buyer shall deposit each Extension Fee into escrow at the time each extension period is exercised.

    5.   CLOSING.

         5.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Closing Agent within five (5) working days after all of Buyer's conditions precedent have been satisfied or waived by Buyer on a date selected by Buyer and agreeable to Seller. Buyer and Seller shall deposit in escrow with Closing Agent within 24 hours of the Closing date all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

         5.2 ACCEPTANCE OF EXCEPTIONS. Neither Seller nor Buyer shall be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive in writing any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

         5.3 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year and utilities constituting liens shall be prorated as of the date of Closing. Seller and Buyer acknowledge that an assessment of $211,352.64 for Road Improvement District (RID) 24A has been made against the Property. The first installment on the RID is due in February 1998. Seller shall pay the first installment of the RID due in February 1998. If the Closing occurs before the first installment is due, Seller shall be responsible for and pay the installment at the time of Closing. Seller and Buyer agree that Buyer shall be responsible for the balance of the RID 24A assessment and all annual payments or installments due after the Closing date. Seller shall pay the premium for the standard owner's title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, the cost of the ALTA/ACSM survey, one-half of Closing Agent's escrow fee and the difference in the cost of the premium between standard owner's and extended coverage.

         5.4  POSSESSION.  BUYER SHALL BE ENTITLED TO POSSESSION UPON CLOSING.

    6. CONVEYANCE OF TITLE. On closing, Seller shall execute and deliver to Buyer a statutory warranty deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.


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         As soon as available after closing, Seller shall direct the title company to provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form: any Permitted Exceptions; the exceptions specified in the preliminary commitment which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

    7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

         If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect: provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

    8. SELLER'S REPRESENTATIONS AND WARRANTIES. In addition to other representations herein, Seller represents and warrants to Buyer as of the date of closing that:

         8.1 Seller, and the person signing on behalf of Seller, has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder, and all necessary corporate action to authorize this transaction has been taken;

         8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

         8.3 To the best of Sellers knowledge, neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

         8.4 All persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

         8.5 Except as previously disclosed to Buyer as to Road Improvement District 24A, there are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation:

         8.6 The Property has legal access to all streets adjoining the Property;

         8.7  Seller has good and marketable title to the Property;



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         8.8  Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

         8.9 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and
(iii) does not contain any underground storage tanks.

    9. BUYER'S AUTHORITY AND REPRESENTATIONS. Buyer represents and warrants to Seller that:

         9.1 At the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

         9.2  Buyer has adequate funds to acquire the Property.

         9.3 Buyer shall diligently pursue during the Contingency Period all approvals and permits Buyer determines to be necessary pursuant to Section 4.3 above subject to Buyer's right not to pursue the project any further in accordance with Section 4.4 above.

    10. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.

    11. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

 and, in the case of Buyer, a copy to:      William N. Moloney
                                            5711 NE Tolo Rd.
                                            Bainbridge Island, WA  98110

 and, in the case of Seller, a copy to:     H. Lane Johnson
                                            JOHNSON PROPERTIES
                                            1207 N. Shore Drive
                                            Camano Island, WA  98290

                                            Campbell Mathewson
                                            CENTURY PACIFIC
                                            2250 Century Square
                                            1501 Fourth Avenue
                                            Seattle, WA  98101
                                            (206) 689-7203
                                        fax (206) 689-7210

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

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    12.  NO NEGOTIATIONS WITH THIRD PARTY.  Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property of any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

    13. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

    14. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.

    15. COMMISSIONS. All real estate commissions and/or brokers' fees shall be payable by Seller at closing to Century Pacific, L.P. (the "Broker"). Such commission and/or fee shall be agreed upon in a separate agreement between Seller and Broker. Each party represents to the other that it has engaged no other broker in connection with the negotiations leading to this Agreement. Seller agrees to indemnify and hold Buyer harmless from and against all claims and demands of any and all brokers or agents with respect to the Property. Buyer agrees to indemnify and hold Seller harmless from and against all claims and demands of any and all brokers or agents with respect to the Property, except the Broker.

    16. EXHIBITS. Exhibits "A" and "B" are attached hereto and incorporated herein as if fully set forth.
                             Exhibit "A" - Legal Description
                             Exhibit "B" - Assessor's Tax Map

    17.  EFFECTIVE DATE.     The later of the Buyer's signature date and the
Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                        BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                  By:  /s/ Paul B. Morris
                                       --------------------------
                                  Typed name:    Paul B. Morris
August 1, 1997, 1997          Its:           Vice President
--------------------------
Buyer's signature date
                                  Address:       981 Powell Avenue S.W.
                                                 Renton, WA  98055

                        SELLER:   JOHNSON PROPERTIES, INC.

                                  By:  /s/ H. Lane Johnson
                                       --------------------------
                                  Typed name:    H. Lane Johnson
August 4, 1997, 1997              Its:           President
--------------------------
Seller's signature date
                                  Address:       1207 N. Shore Drive
                                                 Camano Island, WA  98292

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                                     EXHIBIT "A"

                          LEGAL DESCRIPTION OF THE PROPERTY




   (To be inserted by Buyer upon completion of the ALTA/ACSM Class A survey as set forth in Section 6).

                                     EXHIBIT "A"


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                                      EXHIBIT "B"





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